AVTEL
                    Communications, Inc.


                                               December 13, 1996



Mr. Barry Peters
4162 Sterlingview Drive
Moorpark, CA  93021


     Re:     Amendment to Letter Agreement dated August 1, 1996 (the "Letter
Agreement")


Dear Mr. Peters:

     Reference is made to the Letter Agreement and to that certain Assumption and Rights Agreement dated as of October 23, 1996, by and among AvTel Communications, Inc., a Utah corporation (formerly Hi, Tiger International, Inc.) (the "Company"), AvTel Holdings, Inc., a California corporation (formerly AvTel Communications, Inc.) ("AHI"), Anthony E. Papa ("Papa"), James
P. Pisani ("Pisani") and you (the "Assumption Agreement").

     Pursuant to the terms and conditions of the Assumption Agreement, the Company has assumed and agreed to perform all rights, obligations and duties of AHI under the Letter Agreement. The rights under the Letter Agreement include the option of the Company or its assignees to purchase from you, at any time after the Effective Events (as defined in the Letter Agreement) to acquire from you all or any part of the 1,063,128 shares (the "Shares") of the Company's $.001 par value common stock ("Common Stock") that had been issued to you in connection with the merger of the Company with AHI.

     Based on certain determinations of the Board of Directors of the Company (the "Board") and certain other considerations and factors, you and the Company have agreed to enter into this letter agreement to amend and reform the Letter Agreement. Accordingly, in consideration of the mutual covenants, agreements and promises contained herein, you and the Company agree as follows:

1.The right and option of the Company to purchase the Shares has been partially assigned, transferred and set over to Anthony E. Papa and James P. Pisani, each as to 431,564 shares.



130 Cremona Drive, Goleta, California, 93117 - Phone (805) 685-0355 - Fax
(805) 685-9685.
The Company retains the right, subject to the terms and conditions of a separate agreement entered into between you and the Company of even date herewith, to purchase 200,000 of the Shares.

3.The option exercise price is $0.00094062 per share.

4.Except as expressly set forth herein and as otherwise set forth in the separate agreement referenced in paragraph 2 above, all other terms and conditions of the Letter Agreement shall remain in full force and effect.

     If you agree to the terms and conditions of this amendment to the Letter Agreement, please sign in the space provided below and return a copy of this to the Company.

                         Very truly yours,

                         AvTel Communications, Inc.



                         Anthony E. Papa
                         President & Chief Executive Officer

Acknowledged and accepted this _____ day of December, 1996.


_____________________________________
Barry A. Peters